Exhibit 99.1

News Release
NYSE: WMB
Date: Sept. 10, 2009
Williams Announces Earnings, Capital Expenditure Guidance for 2010-11;
Updates 2009 Outlook
•	Midpoints of Recurring Adjusted EPS Ranges Show One-Year Growth of 63%, Two-Year Growth of 127%

•	Projections Based on Gas Price Range Midpoints of $5.75 and $6.50 per MMBtu for 2010, 2011; NGL Margin Midpoint of $0.51 per Gallon
          TULSA, Okla. – Williams (NYSE: WMB) today announced its initial earnings and capital expenditure guidance for 2010 and 2011. The company is also updating its full-year 2009 guidance.
          “Our outlook for 2010-11 demonstrates the earnings power of our natural gas businesses. We are forecasting sharply higher profitability over the next two years based on our expectations for energy commodity prices, which are consistent with recent forward market prices,” said Steve Malcolm, chairman, president and chief executive officer. “By 2011 we expect to be approaching the record-level earnings and value creation we achieved during 2008, even though price assumptions are well below 2008 levels.”
          The increase in the lower end of the 2009 earnings guidance range reflects improvements in the Exploration & Production and Midstream results for the remainder of the year. The slight increase in 2009 capital expenditure guidance reflects the addition of $275 million associated with the recently announced acquisition of additional properties in the Piceance Basin.
          The company’s assumptions for certain energy commodity prices for 2009-11 and the corresponding guidance for the company’s earnings and capital expenditures are displayed in the following table.

Williams’ 2009-2011 Outlook	2009	2010	2011

Recurring Adj. Earnings Per Share*	$0.75 - $0.90	$0.80 - $1.90	$1.10 - $2.65
Recurring Adj. Segment Profit*	$1,525 - $1,800	$1,575 - $2,775	$1,850 - $3,450
Capital Expenditures and Investments*	$2,500 - $2,750	$1,900 - $2,675	$2,300 - $3,800

Natural Gas ($/MMBtu)
NYMEX	$3.80 - $4.65	$4.50 - $7.00	$5.00 - $8.00
Rockies	$2.75 - $3.45	$3.90 - $6.10	$4.35 - $6.95
San Juan/Mid-Continent Avg.	$3.00 - $3.70	$4.05 - $6.35	$4.55 - $7.30
Average NGL Margins ($/gallon)	$0.30 - $0.37	$0.35 - $0.67	$0.38 - $0.64
Crude-to-Natural Gas Ratio	12.9x - 13.2x	12.9x - 13.3x	11.9x - 13.0x
Crude Oil — WTI ($/barrel)	$50 - $60	$60 - $90	$65 - $95

*	Recurring Adjusted Segment Profit and Capital Expenditures and Investments and are in millions of dollars. Recurring Adjusted Segment Profit and Earnings Per Share are adjusted to remove the effect of mark-to-market accounting. EPS is diluted.
          Malcolm will discuss the company’s new earnings and capital expenditure guidance during his presentation today at the Barclay’s Capital CEO Energy/Power Conference. His presentation and a link to the live webcast of the conference are available at www.williams.com/investors.
Non-GAAP Financial Measures
          This news release includes certain financial measures, recurring earnings and recurring segment profit, that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Recurring earnings and recurring segment profit exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Both measures provide investors meaningful insight into the Company’s results from ongoing operations. This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating. Neither recurring earnings nor recurring segment profit are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
          Certain financial information in this news release is also shown including mark-to-market adjustments. This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses the mark-to-market adjustments to better reflect the company’s results on a basis that is more consistent with its portfolio cash flows and to aid investor understanding. The adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to

Williams’ derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since derivative assets and liabilities do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows but does not substitute for actual cash flows. We also apply the mark-to-market adjustment and the recurring adjustments to present a measure referred to as recurring income from continuing operations after mark-to-market adjustments.
About Williams (NYSE: WMB)
Williams, through its subsidiaries, finds, produces, gathers, processes and transports natural gas.  Williams’ operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, and Eastern Seaboard. More information is available at http://www.williams.com. Go to http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Richard George
Williams (investor relations)
(918) 573-3679
# # #
Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company’s annual reports filed with the Securities and Exchange Commission.

Reconciliation of Segment Profit (Loss) to Recurring Segment Profit (Loss)
(UNAUDITED)

	2008					2009
(Dollars in millions)	1st Qtr *	2nd Qtr *	3rd Qtr *	4th Qtr *	Year *	1st Qtr *	2nd Qtr	Year
Segment profit (loss):
Exploration & Production	$430	$496	$361	$(27)	$1,260	$78	$119	$197
Gas Pipeline	180	179	173	157	689	179	162	341
Midstream Gas & Liquids	238	270	229	134	871	12	137	149
Gas Marketing Services	21	(46)	16	12	3	(2)	(6)	(8)
Other	1	(1)	(2)	(1)	(3)	1	3	4

Total segment profit	$870	$898	$777	$275	$2,820	$268	$415	$683

Nonrecurring adjustments:

Exploration & Production	$(118)	$(25)	$18	$163	$38	$39	$1	$40
Gas Pipeline	—	(9)	(10)	—	(19)	—	—	—
Midstream Gas & Liquids	—	(2)	(6)	(29)	(37)	69	—	69
Gas Marketing Services	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—

Total segment nonrecurring adjustments	$(118)	$(36)	$2	$134	$(18)	$108	$1	$109

Recurring segment profit (loss):

Exploration & Production	$312	$471	$379	$136	$1,298	$117	$120	$237
Gas Pipeline	180	170	163	157	670	179	162	341
Midstream Gas & Liquids	238	268	223	105	834	81	137	218
Gas Marketing Services	21	(46)	16	12	3	(2)	(6)	(8)
Other	1	(1)	(2)	(1)	(3)	1	3	4

Total recurring segment profit	$752	$862	$779	$409	$2,802	$376	$416	$792

Note:	Segment profit (loss) includes equity earnings and income (loss) from investments reported in investing income (loss) in the Consolidated Statement of Operations. Equity earnings results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

*	Amounts have been recast to reflect certain Venezuela operations as discontinued operations.

3

2009 Forecast Guidance Contribution

Dollars in millions, except per-share amounts	2009
Income from Continuing Operations:	$336 – 426
Non-Recurring Items (Pretax)	115
Less Taxes	14

Non-Recurring After Tax	101
Recurring Income from Cont. Ops	437 – 527
Recurring EPS	$0.73 – $0.88
Mark-to-Market Adjustment (Pretax)	20
Less Taxes @ 39%	8

Mark-to-Market Adjust. After Tax	12
Inc. from Cont. Ops after MTM Adj.	449 – 539
Inc. from Cont. Ops after MTM Adj. EPS	$0.75 – $0.90

Note:

—	All amounts attributable to Williams; diluted EPS

2010 — 2011 Forecast Guidance Contribution

Dollars in millions, except per-share amounts	2010	2011
Income from Continuing Operations:	$490 – 1,150	$655 – 1,585
Non-Recurring Items (Pretax)	—	—
Less Taxes	—	—

Non-Recurring After Tax	—	—
Recurring Income from Cont. Ops	490 – 1,150	655 – 1,585
Recurring EPS	$0.82 – $1.92	$1.09 – $2.64
Mark-to-Market Adjustment (Pretax)	(20)	5
Less Taxes @ 39%	(8)	2

Mark-to-Market Adjust. After Tax	(12)	3
Inc. from Cont. Ops after MTM Adj.	478 – 1,138	658 – 1,588
Inc. from Cont. Ops after MTM Adj. EPS	$0.80 – $1.90	$1.10 – $2.65
Note:

–	All amounts attributable to Williams; diluted EPS

Reconciliation of Income from Continuing Operations Attributable to The Williams Companies, Inc. to Recurring Earnings
(UNAUDITED)

	2008					2009
(Dollars in millions, except per-share amounts)	1st Qtr *	2nd Qtr *	3rd Qtr *	4th Qtr *	Year *	1st Qtr *	2nd Qtr	Year

Income from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$411	$412	$360	$123	$1,306	$2	$123	$125

Income from continuing operations — diluted earnings per common share	$0.69	$0.69	$0.61	$0.21	$2.21	$—	$0.21	$0.21

Nonrecurring items:

Exploration & Production (E&P)
Gain on sale of Peru interests	$(118)	$(30)	$—	$—	$(148)	$—	$—	$—
Reserve for receivables from bankrupt counterparty	—	5	4	—	9	—	—	—
Impairments of property in the Arkoma basin	—	—	14	129	143	5	—	5
Accrual for Wyoming severance taxes	—	—	—	34	34	—	3	3
Penalties from early release of drilling rigs	—	—	—	—	—	34	(2)	32

Total Exploration & Production nonrecurring items	(118)	(25)	18	163	38	39	1	40

Gas Pipeline
Gain on sale of excess inventory gas — TGPL	—	(9)	—	—	(9)	—	—	—
Gain on sale of certain south Texas assets — TGPL	—	—	(10)	—	(10)	—	—	—

Total Gas Pipeline nonrecurring items	—	(9)	(10)	—	(19)	—	—	—

Midstream Gas & Liquids (MGL)
Impairment of Carbonate Trend pipeline	—	—	—	6	6	—	—	—
Involuntary conversion gain related to Ignacio gas processing plant	—	(3)	(6)	(3)	(12)	1	—	1
Reserve for receivables from bankrupt counterparty	—	1	—	—	1	—	—	—
Final earnout payment from 2005 Gulf Liquids asset sale	—	—	(8)	—	(8)	—	—	—
Charges from Hurricanes Gustav & Ike	—	—	8	5	13	—	—	—
Involuntary conversion gain from hurricane damage at Cameron	—	—	—	(5)	(5)	—	—	—
Gulf Liquids litigation partial settlement	—	—	—	(32)	(32)	—	—	—
Loss from Venezuela investment	—	—	—	—	—	68	—	68

Total Midstream Gas & Liquids nonrecurring items	—	(2)	(6)	(29)	(37)	69	—	69

Nonrecurring items included in segment profit (loss)	(118)	(36)	2	134	(18)	108	1	109

Nonrecurring items below segment profit (loss)
Interest related to Gulf Liquids litigation partial settlement — MGL	—	—	—	(11)	(11)	—	—	—
Interest related to Wyoming severance taxes — E&P	—	—	—	4	4	—	—	—
Loss associated with Venezuela investment — E&P	—	—	—	—	—	11	—	11
Reversal of litigation contingency — Corporate	—	—	—	—	—	—	(5)	(5)

	—	—	—	(7)	(7)	11	(5)	6

Total nonrecurring items	(118)	(36)	2	127	(25)	119	(4)	115
Tax effect for above items	(45)	(14)	1	49	(9)	15	(1)	14

Recurring income from continuing operations available to common stockholders	$338	$390	$361	$201	$1,290	$106	$120	$226

Recurring diluted earnings per common share	$0.57	$0.66	$0.61	$0.34	$2.18	$0.18	$0.20	$0.39

Weighted-average shares — diluted (thousands)	598,627	596,187	589,138	587,057	592,719	582,361	588,780	587,999

Note:	The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

*	Amounts have been recast to reflect certain Venezuela operations as discontinued operations.